Exhibit 23.2

Consent of Independent Petroleum Engineers and Geologists

As independent petroleum engineers, we hereby consent to the use of our name included or incorporated by reference to Superior Energy Services, Inc.’s Registration Statement on Form S-8 (the Registration Statement) and to the incorporation of our report of estimates of reserves and present value of future net reserves as of December 31, 2014 into the Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

May 22, 2015